SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
(Amendment No. 3)

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Cooper Tire & Rubber Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-4297750

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:	—————— (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Rights to Purchase Series A Preferred Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     On May 4, 2004, the Board of Directors of Cooper Tire & Rubber Company (the “Company”) approved Amendment No. 1, dated as of May 7, 2004 (the “Amendment”), to the Amended and Restated Rights Agreement, dated as of May 11, 1998 (the “Rights Agreement”), between the Company and The Fifth Third Bank, as rights agent. The Amendment removed The Fifth Third Bank as rights agent, appointed Computer Share Investor Services, LLC as successor rights agent, and made various other changes to the Rights Agreement.

     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as an exhibit hereto and is incorporated herein by this reference. Copies of the Rights Agreement are available free of charge from the Company.

Item 2. Exhibits.

Number	Description
4.1	Amendment No. 1, dated as of May 7, 2004, to the Amended and Restated Rights Agreement, dated as of May 11, 1998.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COOPER TIRE & RUBBER COMPANY
By: /s/ James E. Kline Name: James E. Kline Title: Vice President, General Counsel & Secretary

Date: September 24, 2004

INDEX TO EXHIBITS

Number	Description
4.1	Amendment No. 1, dated as of May 7, 2004, to the Amended and Restated Rights Agreement, dated as of May 11, 1998.

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